Exhibit 99.2

Vistas Media Acquisition Company Inc. Commences Trading of $100 Million IPO on Nasdaq

New York , Aug. 07, 2020 (GLOBE NEWSWIRE) -- Vistas Media Acquisition Company Inc. (Nasdaq: VMACU) (“VMAC” or the “Company”), a blank check company, also commonly referred to as a Special Purpose Acquisition Company, or SPAC, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, commenced trading today of its $100 million initial public offering on The Nasdaq Stock Market. The offering consists of 10,000,000 units at a price to the public of $10.00 per unit.

About Vistas Media Acquisition Company Inc.

VMAC, led by CEO F. Jacob Cherian and Co-Founders Abhayanand Singh and Saurabh Gupta, is a blank check company, also commonly referred to as a Special Purpose Acquisition Company, or SPAC, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities in the Global Media and Entertainment sector.

Mr. Cherian is the former chief executive officer of two Nasdaq listed SPACs, with prior work experience at JP Morgan & Co., KPMG LLP and Computer Sciences Corp. Mr. Abhayanand Singh is the Group CEO of Vistas Media Capital Pte. Ltd., a Singapore based integrated media investment holding company in the business of content production & distribution from Hollywood to Bollywood, live entertainment events, digital media marketing, and which owns multiple IPs across film festivals and film awards in Asia. Mr. Saurabh Gupta is the Managing Director of M! Capital Ventures (Singapore) and the Managing Partner of The Asian Film Fund - Series 1 (Mauritius), two media investment firms with investments in over 12 films over the past five years. Mr. Gupta has also been the co-producer of several films in India and Hollywood, which are currently in varying stages of production.

I-Bankers Securities, Inc. is acting as sole book-running manager and Earlybird Capital is acting as co-manager for the IPO. VMAC has granted the underwriters a 30-day option to purchase up to 1,500,000 additional units at the IPO price to cover over-allotments, if any. The offering is expected to close on August 11, 2020, subject to customary closing conditions.

The offering is being made only by means of a prospectus. Copies of the prospectus related to this offering may be obtained from I-Bankers Securities, Inc. at 535 5th Ave., 4th Floor, New York, NY 10017.

A registration statement relating to the securities was declared effective by the Securities and Exchange Commission (“SEC”) on August 6, 2020. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the IPO and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the IPO filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Vistas Media Acquisition Company Inc.
30 Wall Street, 8th Floor
New York NY 10005
FJC@vmac.media
Attn: F. Jacob Cherian, CEO
To learn more, visit: http://vmac.media